                                                                     Exhibit 4.4


                                K N ENERGY, INC.

                                       AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                           AS PURCHASE CONTRACT AGENT





                           PURCHASE CONTRACT AGREEMENT





                          DATED AS OF NOVEMBER 25, 1998
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                                        TABLE OF CONTENTS


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                                            ARTICLE 1
                     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.  Definitions.....................................................................    1
SECTION 1.02.  Compliance Certificates and Opinions............................................    9
SECTION 1.03.  Form of Documents Delivered to Agent............................................   10
SECTION 1.04.  Acts of Holders; Record Dates...................................................   10
SECTION 1.05.  Notices, Etc., to Agent and the Company.........................................   12
SECTION 1.06.  Notice to Holders; Waiver.......................................................   13
SECTION 1.07.  Effect of Headings and Table of Contents........................................   13
SECTION 1.08.  Successors and Assigns..........................................................   13
SECTION 1.09.  Separability Clause.............................................................   13
SECTION 1.10.  Benefits of Agreement...........................................................   13
SECTION 1.11.  Governing Law...................................................................   14
SECTION 1.12.  Legal Holidays..................................................................   14
SECTION 1.13.  Counterparts....................................................................   14
SECTION 1.14.  Inspection of Agreement.........................................................   14
SECTION 1.15.  Appointment of Financial Institution as Agent for the
         Company...............................................................................   14

                                            ARTICLE 2
                                   SECURITY CERTIFICATE FORMS

SECTION 2.01.  Forms of Security Certificates Generally........................................   15
SECTION 2.02.  Form of Agent's Certificate of Authentication...................................   17

                                            ARTICLE 3
                                         THE SECURITIES

SECTION 3.01.  Title and Terms; Denominations..................................................   17
SECTION 3.02.  Rights and Obligations Evidenced by the Security
         Certificates..........................................................................   18
SECTION 3.03.  Execution, Authentication, Delivery and Dating..................................   18
SECTION 3.04.  Temporary Security Certificates.................................................   19
SECTION 3.05.  Registration; Registration of Transfer and Exchange.............................   20
SECTION 3.06.  Mutilated, Destroyed, Lost and Stolen Security Certificates.....................   22
SECTION 3.07.  Persons Deemed Owners...........................................................   23
SECTION 3.08.  Cancellation....................................................................   24
SECTION 3.09.  Securities Not Separable........................................................   24
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SECTION 3.10.  No Consent to Assumption........................................................   24

                                            ARTICLE 4
                                     THE TREASURY SECURITIES

SECTION 4.01.  Payment of Interest; Interest Rights Preserved..................................   25
SECTION 4.02.  Transfer of Treasury Securities Upon Occurrence of
         Termination Event.....................................................................   26
SECTION 4.03.  Substitution of Collateral......................................................   27

                                            ARTICLE 5
                                     THE PURCHASE CONTRACTS

SECTION 5.01.  Purchase of Shares of Common Stock..............................................   28
SECTION 5.02.  Contract Fees...................................................................   30
SECTION 5.03.  Deferral of Payment Dates for Contract Fees.....................................   31
SECTION 5.04.  Payment of Purchase Price.......................................................   33
SECTION 5.05.  Issuance of Shares of Common Stock..............................................   33
SECTION 5.06.  Adjustment of Settlement Rate...................................................   34
SECTION 5.07.  Notice of Adjustments and Certain Other Events..................................   41
SECTION 5.08.  Termination Event; Notice.......................................................   41
SECTION 5.09.  Early Settlement................................................................   42
SECTION 5.10.  No Fractional Shares............................................................   43
SECTION 5.11.  Charges and Taxes...............................................................   44

                                            ARTICLE 6
                                            REMEDIES

SECTION 6.01.  Unconditional Right of Holders to Receive Contract Fees
         and Purchase Common Stock.............................................................   44
SECTION 6.02.  Restoration of Rights and Remedies..............................................   45
SECTION 6.03.  Rights and Remedies Cumulative..................................................   45
SECTION 6.04.  Delay or Omission Not Waiver....................................................   45
SECTION 6.05.  Undertaking for Costs...........................................................   45
SECTION 6.06.  Waiver of Stay or Extension Laws................................................   46

                                            ARTICLE 7
                                            THE AGENT

SECTION 7.01.  Certain Duties and Responsibilities.............................................   46
SECTION 7.02.  Notice of Default...............................................................   47
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SECTION 7.03.  Certain Rights of Agent.........................................................   47
SECTION 7.04.  Not Responsible for Recitals or Issuance of Securities..........................   48
SECTION 7.05.  May Hold Securities.............................................................   48
SECTION 7.06.  Money Held in Custody...........................................................   49
SECTION 7.07.  Compensation and Reimbursement..................................................   49
SECTION 7.08.  Corporate Agent Required; Eligibility...........................................   49
SECTION 7.09.  Resignation and Removal; Appointment of Successor...............................   50
SECTION 7.10.  Acceptance of Appointment by Successor..........................................   51
SECTION 7.11.  Merger, Conversion, Consolidation or Succession to
         Business..............................................................................   52
SECTION 7.12.  Preservation of Information; Communications to Holders..........................   52
SECTION 7.13.  No Obligations of Agent.........................................................   52
SECTION 7.14.  Tax Compliance..................................................................   53

                                            ARTICLE 8
                                     SUPPLEMENTAL AGREEMENTS

SECTION 8.01.  Supplemental Agreements Without Consent of Holders..............................   53
SECTION 8.02.  Supplemental Agreements with Consent of Holders.................................   54
SECTION 8.03.  Execution of Supplemental Agreements............................................   55
SECTION 8.04.  Effect of Supplemental Agreements...............................................   55
SECTION 8.05.  Reference to Supplemental Agreements............................................   56

                                            ARTICLE 9
                            CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.01.  Covenant Not to Merge, Consolidate, Sell or Convey
         Property Except Under Certain Conditions..............................................   56
SECTION 9.02.  Rights and Duties of Successor Corporation......................................   56
SECTION 9.03.  Opinion of Counsel to Agent.....................................................   57

                                           ARTICLE 10
                                            COVENANTS

SECTION 10.01.  Performance under Purchase Contracts...........................................   57
SECTION 10.02.  Maintenance of Office or Agency................................................   58
SECTION 10.03.  Company to Reserve Common Stock................................................   58
SECTION 10.04.  Covenant as to Common Stock....................................................   58
SECTION 10.05.  Statement of Officers of the Company as to Default.............................   59
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                                      iii

         PURCHASE CONTRACT AGREEMENT, dated as of November 25, 1998, between K N Energy, Inc., a Kansas corporation (the "COMPANY"), and U.S. Bank Trust National Association, acting as purchase contract agent for the Holders (as defined below) from time to time (the "AGENT").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Agreement and the Security Certificates evidencing the Securities.

         All things necessary to make the Company's obligations under the Securities, when the Security Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as in this Agreement provided, the valid obligations of the Company, enforceable in accordance with their terms, and to constitute these presents a valid agreement of the Company, enforceable in accordance with its terms, have been done.

                              W I T N E S S E T H:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:



                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

         (ii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "ACT" when used with respect to any Holder, has the meaning specified in Section 1.04.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean the Person who is then the Agent hereunder.

         "AGREEMENT" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "APPLICABLE MARKET VALUE" has the meaning specified in Section 5.01.

         "BANKRUPTCY CODE" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "BENEFICIAL OWNER" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Depositary, or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

         "BOARD OF DIRECTORS" means the board of directors of the Company or a duly authorized committee of that board.

         "BOARD RESOLUTION" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

         "BOOK ENTRY INTEREST" means a beneficial interest in a Global Security Certificate registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 2.01.

         "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to be closed.

         "CLOSING PRICE" has the meaning specified in Section 5.01.

         "COLLATERAL AGENT" means The Chase Manhattan Trust Company, National Association, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "COLLATERAL SUBSTITUTION" has the meaning specified in Section 4.03(a).

         "COLLATERAL SUBSTITUTION DATE " has the meaning specified in Section 4.03(a).

         "COMMON STOCK" means the common stock, par value $5.00 per share, of the Company.

         "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor.

         "CONSTITUENT PERSON" has the meaning specified in Section 5.06(b).

         "CONTRACT FEES" means the fees payable by the Company on each Payment Date in respect of each Purchase Contract as provided in the Purchase Contract.

         "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at One Illinois Center, Suite 3000, 111 East Wacker Drive, Chicago, Illinois 60601 Attention:
Corporate Trust Services Division, except that for purposes of Section 10.02, such term shall mean the office or agency of the Agent in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 100 Wall Street, Suite 2000, New York, New York 10005.

         "COUPON SECURITY" means the collective rights and obligations of a Holder of a Security Certificate in respect of Coupon Treasury Securities with a principal amount equal to the Stated Amount, subject to the Pledge thereof, and a Purchase Contract.

         "COUPON TREASURY SECURITIES" means Treasury Notes and security entitlements in respect thereof.

         "CURRENT MARKET PRICE" has the meaning specified in Section
5.06(a)(ix).

         "DEFERRED CONTRACT FEES" has the meaning specified in Section 5.03.

         "DEPOSITARY" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities as contemplated by
Section 2.01.

         "DEPOSITARY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

         "EARLY SETTLEMENT" has the meaning specified in Section 5.09(a).

         "EARLY SETTLEMENT AMOUNT" has the meaning specified in Section
5.09(a).

         "EARLY SETTLEMENT DATE" has the meaning specified in Section 5.09(a).

         "EARLY SETTLEMENT RATE" has the meaning specified in Section 5.09(b).

         "EVENT CONSIDERATION" has the meaning specified in Section 5.06(b).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "EXCESS COUPON TREASURY SECURITIES" and "EXCESS ZERO-COUPON TREASURY SECURITIES" have the respective meanings specified in Section 4.02.

         "EXPIRATION DATE" has the meaning specified in Section 1.04.

         "EXPIRATION TIME" has the meaning specified in Section 5.06(a)(vi).

         "FINAL SETTLEMENT DATE" means November 30, 2001.

         "FINAL SETTLEMENT FUND" has the meaning specified in Section 5.05.

         "GLOBAL SECURITY CERTIFICATE" means a Security Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

         "HOLDER" when used with respect to a Security Certificate (or a Security) means a Person in whose name the Security evidenced by such Security Certificate (or the Security Certificate evidencing such Security) is registered in the Security Register, subject to Section 3.07.

         "ISSUER ORDER" or "ISSUER REQUEST" means a written order or request signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Agent.

         "MARKETABLE COMMON STOCK"  has the meaning specified in Section
5.06(b).

         "NYSE" means The New York Stock Exchange, Inc.

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Agent.

         "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Agent.

         "OUTSTANDING SECURITIES" means, as of the date of determination, all Securities evidenced by then Outstanding Security Certificates, except:

          (i) if a Termination Event has occurred, Securities for which (A) the underlying Treasury Notes or Treasury Strips, as the case may be, have been theretofore deposited with the Agent or (B) security entitlements in respect of the underlying Treasury Notes or Treasury Strips, as the case may be, have been credited to a securities account of the Agent, in either case in trust for the Holders of such Securities; and

         (ii) on and after the applicable Early Settlement Date, Securities as to which the Holder has elected to effect Early Termination of the related Purchase Contracts;

provided, however, that in determining whether the Holders of the requisite number of Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by, or in respect of which security entitlements are owned by, the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Agent knows to be so owned, or in respect of which the Agent knows security entitlements to be so held, shall be so disregarded. Securities so owned, or security entitlements in respect thereof that are so owned, that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Securities or security entitlements and that the pledgee is not the Company or any Affiliate of the Company.

         "OUTSTANDING SECURITY CERTIFICATES" means, as of the date of determination, all Security Certificates theretofore authenticated, executed and delivered under this Agreement, except:

          (i) Security Certificates theretofore canceled by the Agent or delivered to the Agent for cancellation; and

         (ii) Security Certificates in exchange for or in lieu of which other Security Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Security Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Security Certificate is held by a protected purchaser in whose hands the Securities evidenced by such Security Certificate are valid obligations of the Company.

         "PAYMENT DATE" means each May 31 and November 30, commencing May 31, 1999.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PLEDGE" means the pledge under the Pledge Agreement of the Treasury Securities constituting a part of the Securities.

         "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of the date hereof, among the Company, the Collateral Agent and the Agent on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

         "PREDECESSOR SECURITY CERTIFICATE" of any particular Security Certificate means every previous Security Certificate evidencing all or a portion of the rights and obligations of the Holder under the Securities evidenced thereby; and, for the purposes of this definition, any Security Certificate authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security Certificate shall be deemed to evidence the same rights and obligations of the Holder as the mutilated, destroyed, lost or stolen Security Certificate.

         "PURCHASE CONTRACT" when used with respect to any Security, means the contract obligating the Company to sell and the Holder of such Security to purchase Common Stock on the terms and subject to the conditions set forth in
Article 5 hereof.

         "PURCHASED SHARES" has the meaning specified in Section 5.06(a)(vi).

         "RECORD DATE" for the interest and Contract Fees payable on any Payment Date means, as to any Securities evidenced by a Global Security Certificate, the Business Day immediately preceding such Payment Date and, as to any Securities evidenced by any other Security Certificate, 15 days prior to such Payment Date.

         "REORGANIZATION EVENT" has the meaning specified in Section 5.06(b).

         "RESPONSIBLE OFFICER" when used with respect to the Agent, means any officer of the Agent assigned by the Agent to administer its corporate trust matters.

         "RIGHTS" has the meaning specified in Section 5.06(a)(vii).

         "SECURITIES" means Coupon Securities or Zero-Coupon Securities.

         "SECURITY CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Securities specified on such certificate.

         "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 3.05.

         "SETTLEMENT RATE" has the meaning specified in Section 5.01.

         "STATED AMOUNT" means $43.

         "TERMINATION DATE" means the date, if any, on which a Termination Event occurs.

         "TERMINATION EVENT" means the occurrence of any of the following events: (i) at any time on or prior to the Final Settlement Date, a judgment, decree or order by a court having jurisdiction in the premises shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company under the Bankruptcy Code or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Final Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) a judgment, decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Final Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days, or (iii) at any time on or prior to the Final Settlement Date the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         "THRESHOLD APPRECIATION PRICE" has the meaning specified in Section
5.01.

         "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

         "TRADING DAY" has the meaning specified in Section 5.01.

         "TREASURY NOTES" means 5.875% United States Treasury Notes due November 30, 2001 (CUSIP No. 9128272C5) that are held through the Treasury/Reserve Automated Debt Entry System.

         "TREASURY SECURITIES" means Coupon Treasury Securities or Zero-Coupon Treasury Securities.

         "TREASURY STRIPS" means zero-coupon United States Treasury Strips due November 15, 2001 (CUSIP No. 912820BC0) that are held through the
Treasury/Reserve Automated Debt Entry System.

         "UNDERWRITERS" means the several Underwriters named in the Underwriting Agreement.

         "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated November 19, 1998 between the Company and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Petrie Parkman & Co., Inc., Salomon Smith Barney Inc., Jefferies & Company, Inc. and NationsBanc Montgomery Securities LLC, as representatives of the several Underwriters named therein, and relating to the Securities.

         "VICE PRESIDENT" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "ZERO-COUPON SECURITY" means the collective rights and obligations of a Holder of a Security Certificate in respect of Zero-Coupon Treasury Securities with a principal amount equal to the Stated Amount, subject to the Pledge thereof, and a Purchase Contract.

         "ZERO-COUPON TREASURY SECURITIES" means Treasury Strips and security entitlements in respect thereof.

         SECTION 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.03. Form of Documents Delivered to Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representation by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         SECTION 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Agent deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security Certificate evidencing such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security Certificate.

          (e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder in the manner set forth in Section 1.06.

         With respect to any record date set pursuant to this Section, the Company may designate any date as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder in the manner set forth in
Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

         SECTION 1.05. Notices, Etc., to Agent and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

          (a) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid or by guaranteed overnight courier, to the Agent at One Illinois Center, Suite 3000, 111 East Wacker Drive, Chicago, Illinois 60601,
Attention: Corporate Trust Services Division, or at any other address previously furnished for such purpose in writing by the Agent to the Holders and the Company, or

          (b) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid or by guaranteed overnight courier, to the Company at 370 Van Gordon Street, Lakewood, Colorado 80228-1740, Attention: Treasurer, or at any other address previously furnished for such purpose in writing to the Agent by the Company.

         SECTION 1.06. Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.08. Successors and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.09. Separability Clause. In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

         SECTION 1.10. Benefits of Agreement. Except as set forth below, nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Security Certificates by their acceptance of delivery thereof. The Underwriters shall be third-party beneficiaries of Section 4.01, and shall have the same rights to enforce Section 4.01 as if the Underwriters were parties hereto.

         SECTION 1.11. Governing Law. This Agreement and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 1.12. Legal Holidays. In any case where any Payment Date, any Early Settlement Date or the Final Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Securities) payment in respect of interest on Treasury Notes, Contract Fees or Deferred Contract Fees shall not be made, Purchase Contracts shall not be performed and Early Settlement shall not be effected on such date, but such payments shall be made, Purchase Contracts performed or Early Settlement effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Early Settlement Date or Final Settlement Date, as the case may be; provided, that no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date, Early Settlement Date or Final Settlement Date, as the case may be.

         SECTION 1.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 1.14. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Corporate Trust Office for inspection by any Holder.

         SECTION 1.15. Appointment of Financial Institution as Agent for the Company. The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations, and in accepting and enforcing performance of the obligations of the Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

                                    ARTICLE 2
                           SECURITY CERTIFICATE FORMS

         SECTION 2.01. Forms of Security Certificates Generally. The Security Certificates (including the form of Purchase Contracts forming part of the Securities evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Security Certificates evidencing Coupon Securities) or Exhibit B hereto (in the case of Security Certificates evidencing Zero-Coupon Securities), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Security Certificates, as evidenced by their execution of the Security Certificates.

         The definitive Security Certificates (if any) shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Security Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

         Every Global Security Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

         THIS SECURITY CERTIFICATE IS A GLOBAL SECURITY CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.

OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         The Securities will be initially issued in the form of one or more fully registered Global Security Certificates, to be delivered to the Depositary or its custodian by or on behalf of the Company. The Company hereby designates The Depository Trust Company as the initial Depositary. Such Global Security Certificates shall initially be registered in the Security Register in the name of Cede & Co., the nominee of the Depositary, and no Holder will receive a definitive Security Certificate representing such Holder's interests in such Global Security Certificates, except as provided in this Section 2.01.

         Unless and until definitive, fully registered Security Certificates have been issued to a Holder pursuant to the provisions of this Section 2.01:

          (a) the provisions of this Section 2.01 shall be in full force and effect;

          (b) the Company and the Agent shall be entitled to deal with the Depositary for all purposes of this Agreement (including the payment of any amounts on the Global Security Certificates and receiving approvals, votes or consents hereunder) as the Holder and the sole owner of the Global Security Certificates;

          (c) to the extent that the provisions of this Section 2.01 conflict with any other provisions of this Agreement or the Purchase Contracts, the provisions of this Section 2.01 shall control; and

          (d) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary and/or the Depositary Participants. The Depositary will make book entry transfers among the Depositary Participants and receive and transmit payments of amounts on the Global Security Certificates to such Depositary Participants.

         Whenever a notice or other communication to the Holders is required to be given under this Agreement, unless and until definitive Security Certificates shall have been issued, the Company and the Agent shall give all such notices and communications, specified herein to be given to Holders, to the Depositary and, with respect to any Security Certificate registered in the name of the Depositary or the nominee of the Depositary, the Company and the Agent shall have no notice obligations to Beneficial Owners.

         If the Depositary elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Securities.

         If (i) the Depositary elects to discontinue its services as securities depositary with respect to the Securities and a successor Depositary is not appointed within 90 days after such discontinuance or (ii) the Company elects after consultation with the Agent to terminate the book entry system through the Depositary with respect to the Securities, then (x) definitive Security Certificates shall be prepared by the Agent on behalf of the Company with respect to such Securities and (y) upon surrender of the Global Security Certificates by the Depositary, accompanied by registration instructions, the Agent shall cause definitive Security Certificates to be delivered to Holders in accordance with the instructions of the Depositary. Each definitive Security Certificate so delivered shall evidence Securities of the same tenor (Coupon Securities or Zero-Coupon Securities) as the Global Security Certificate so surrendered in respect thereof.

         Neither the Agent nor the Company shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, such instructions.

         SECTION 2.02. Form of Agent's Certificate of Authentication. The Agent's certificate of authentication of the Securities shall be in substantially the form set forth on the form of the Security Certificates.



                                    ARTICLE 3
                                 THE SECURITIES

         SECTION 3.01. Title and Terms; Denominations. The aggregate number of Securities evidenced by Security Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 9,310,000 (subject to increase up to a maximum of 1,396,000 to the extent the over-allotment option of the Underwriters granted in the Underwriting Agreement is exercised), except for Security Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Security Certificates pursuant to Section 3.04, 3.05, 3.06, 5.09 or 8.05.

         The Security Certificates shall be issuable only in registered form and only in denominations of a single Security and any integral multiple thereof.

         SECTION 3.02. Rights and Obligations Evidenced by the Security Certificates. Each Security Certificate shall evidence the number and tenor (Coupon Securities or Zero-Coupon Securities) of Securities specified therein, with each such Security representing the ownership by the Holder thereof of Treasury Securities with a principal amount equal to the Stated Amount, subject to the Pledge of such Treasury Securities by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder under one Purchase Contract. The Agent is hereby authorized by each Holder to act as attorney-in-fact for and on behalf of such Holder to pledge, pursuant to the Pledge Agreement, the Treasury Securities to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holders in the Treasury Securities, for the benefit of the Company, to secure the obligation of the Holders under the Purchase Contracts to purchase the Common Stock of the Company. Prior to the purchase, if any, of shares of Common Stock under the Purchase Contracts, the Securities shall not entitle the Holders to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as stockholders of the Company, except to the extent otherwise expressly provided in this Agreement.

         SECTION 3.03. Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and at any time from time to time thereafter, the Company may deliver Security Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Security Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holder and deliver such Security Certificates.

         The Security Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Security Certificates may be manual or facsimile.

         Security Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Security Certificates or did not hold such offices at the date of such Security Certificates.

         No Purchase Contract underlying a Security evidenced by a Security Certificate shall be valid until such Security Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Security Certificate has entered into the Purchase Contracts underlying the Securities evidenced by such Security Certificate.

         Each Security Certificate shall be dated the date of its authentication.

         No Security Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Security Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Security Certificate shall be conclusive evidence, and the only evidence, that such Security Certificate has been duly authenticated and delivered hereunder.

         SECTION 3.04. Temporary Security Certificates. Pending the preparation of definitive Security Certificates, the Company may execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Security Certificates, temporary Security Certificates that are in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Security Certificates, as evidenced by their execution of the Security Certificates.

         If temporary Security Certificates are issued, the Company shall cause definitive Security Certificates to be prepared without unreasonable delay. After the preparation of definitive Security Certificates, the temporary Security Certificates shall be exchangeable for definitive Security Certificates upon surrender of the temporary Security Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Security Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Security Certificates of authorized denominations and evidencing a like number of

Securities as the temporary Security Certificate or Security Certificates so surrendered. Each definitive Security Certificate so delivered shall evidence Securities of the same tenor (Coupon Securities or Zero-Coupon Securities) as the temporary Security Certificate so surrendered in exchange therefor. Until so exchanged, the temporary Security Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Securities evidenced thereby as definitive Security Certificates.

         SECTION 3.05. Registration; Registration of Transfer and Exchange. The Agent shall keep at the Corporate Trust Office a register (the register maintained in such office being herein referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Security Certificates and of transfers of Security Certificates (the Agent, in such capacity, the "SECURITY REGISTRAR"). The Security Register shall record separately the registration and transfer of Security Certificates evidencing Coupon Securities and Zero-Coupon Securities.

         Upon surrender for registration of transfer of any Security Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Security Certificates of any authorized denominations and evidencing a like number of Securities of the same tenor (Coupon Securities or Zero-Coupon Securities).

         At the option of the Holder, Security Certificates may be exchanged for other Security Certificates, of any authorized denominations and evidencing a like number of Securities of the same tenor (Coupon Securities or Zero-Coupon Securities), upon surrender of the Security Certificates to be exchanged at the Corporate Trust Office. Whenever any Security Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Security Certificates that the Holder making the exchange is entitled to receive.

         All Security Certificates issued upon any registration of transfer or exchange of a Security Certificate shall evidence the ownership of the same number of Securities of the same tenor (Coupon Securities or Zero-Coupon Securities) and be entitled to the same benefits and be subject to the same obligations, under this Agreement as the Securities evidenced by the Security Certificate surrendered upon such registration of transfer or exchange.

         Every Security Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of a Security Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Security Certificates, other than any exchanges pursuant to Sections 3.04, 3.06, 5.09 and 8.05 not involving any transfer.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Security Certificate presented or surrendered for registration of transfer or for exchange on or after the Final Settlement Date or the Termination Date. In lieu of delivery of a new Security Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Final Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Security Certificate, or (ii) if a Termination Event shall have occurred prior to the Final Settlement Date, transfer the principal amount of the Treasury Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of
Article 5 hereof.

         The provisions of paragraphs (a), (b), (c) and (d) below shall apply only to Global Security Certificates:

          (a) Each Global Security Certificate authenticated and executed on behalf of the Holders under this Agreement shall be registered in the name of Cede & Co., as the nominee of the Depositary as set forth in Section 2.01.

          (b) Notwithstanding any other provision in this Agreement, no Global Security Certificate may be exchanged in whole or in part for Security Certificates registered, and no transfer of a Global Security Certificate in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security Certificate or a nominee thereof unless (i) the Depositary elects to discontinue its services as securities depositary with respect to the Securities and a successor Depositary is not appointed within 90 days after such discontinuance or (ii) the Company elects after consultation with the Agent to terminate the book entry system through the Depositary with respect to the Securities.

          (c) Subject to clause (b) above, any exchange of a Global Security Certificate for other Security Certificates may be made in whole or in part, and all Security Certificates issued in exchange for a Global Security Certificate or any portion thereof shall be registered in such names as the Depositary for such shall direct.

          (d) Every Security Certificate authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security Certificate or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06, 5.09 or 8.05 or otherwise, shall be authenticated, executed on behalf of the Holders and delivered in the form of, and shall be, a Global Security Certificate, unless such Security Certificate is registered in the name of a Person other than the Depositary for such Global Security Certificate or a nominee thereof.

         SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Security Certificates. If any mutilated Security Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Security Certificate, evidencing the same number of Securities of the same tenor (Coupon Securities or Zero Coupon Securities) and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security Certificate, and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Security Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Security Certificate, a new Security Certificate, evidencing the same number of Securities of the same tenor (Coupon Securities or Zero-Coupon Securities) and bearing a number not contemporaneously outstanding.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Security Certificate on or after the Final Settlement Date or the Termination Date. In lieu of delivery of a new Security Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Final Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Security Certificate, or (ii) if a Termination Event shall have occurred prior to the Final Settlement Date, transfer the principal amount of the Treasury Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article 5 hereof.

         Upon the issuance of any new Security Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         Every new Security Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Security Certificate shall constitute an original additional contractual obligation of the Company and of the Holder, whether or not the destroyed, lost or stolen Security Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Security Certificates delivered hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or settlement of mutilated, destroyed, lost or stolen Security Certificates.

         SECTION 3.07. Persons Deemed Owners. Prior to due presentment of a Security Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Security Certificate is registered as the owner of the Securities evidenced thereby, for the purpose of receiving payments of interest on the Treasury Notes (in the case of Coupon Securities), receiving payments of Contract Fees and any Deferred Contract Fees, delivery of the Treasury Securities, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not the payment of interest on the Treasury Notes (in the case of Coupon Securities) or any Contract Fees payable in respect of the Purchase Contracts constituting a part of the Securities evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

         Notwithstanding the foregoing, with respect to any Global Security Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security Certificate or impair, as between such Depositary and the Beneficial Owners, the operation of customary practices governing the exercise of rights of such Depositary (or its nominee) as Holder of such Global Security Certificate.

         SECTION 3.08. Cancellation. All Security Certificates surrendered for delivery of shares of Common Stock on or after the Final Settlement Date, transfer of Treasury Securities after the occurrence of a Termination Event or pursuant to an Early Settlement or Collateral Substitution or registration of transfer or exchange shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Agent for cancellation any Security Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Security Certificates so delivered shall, upon the receipt by the Agent of an Issuer Order requesting such cancellation, be promptly canceled by the Agent. No Security Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Security Certificates canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Security Certificates held by the Agent shall be disposed of as directed in an Issuer Order.

         If the Company or any Affiliate of the Company shall acquire any Security Certificate, such acquisition shall not operate as a cancellation of such Security Certificate unless and until such Security Certificate is delivered to the Agent canceled or for cancellation.

         SECTION 3.09. Securities Not Separable. Notwithstanding anything contained herein or in the Security Certificates to the contrary (except as provided in Section 4.03), for so long as the Purchase Contract comprising a portion of a Security remains in effect, such Security shall not be separable into its constituent parts for purposes of transfer or exchange of such Security, and the rights and obligations of the Holder of such Security in respect of the Treasury Securities and Purchase Contracts comprising such Security may be acquired, and may be transferred and exchanged, only as a Security. Other than a Security Certificate evidencing a Security, no Holder of a Security, or any transferee thereof, shall be entitled to receive a certificate evidencing the ownership of Treasury Securities (except as provided in Section 4.03) or the rights and obligations of the Holder and the Company under a Purchase Contract for so long as the Purchase Contract underlying the Security remains in effect.

         SECTION 3.10. No Consent to Assumption. Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee in the event that the Company becomes a debtor under the Bankruptcy Code.

                                    ARTICLE 4
                             THE TREASURY SECURITIES

         SECTION 4.01. Payment of Interest; Interest Rights Preserved. Interest on any Treasury Note that is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) representing the Securities of which the Treasury Security corresponding to such Treasury Note is a part is registered at the close of business on the Record Date immediately preceding such Payment Date; provided, that on the first Payment Date, the Agent shall remit to the Persons in whose names such Security Certificates are registered on the Record Date with respect thereto, in addition to interest on the Treasury Notes paid on such Payment Date, interest payable with respect to the Treasury Notes for the period from the date of initial issuance of the Securities until November 29, 1998. Interest payable with respect to the Treasury Notes that accrued prior to the date of initial issuance of the Securities and that is payable on the first interest payment date with respect to the Treasury Notes, received from the Collateral Agent following the date of initial issuance of the Securities, shall be remitted by the Agent, upon its receipt thereof, to Morgan Stanley & Co. Incorporated for the account of the Underwriters by 2:00 p.m. New York City time on the date of receipt by the Agent. Funds received by the Purchase Contract Agent for interest accrued from and including the date of initial issuance to the first interest payment date with respect to the Treasury Notes shall remain uninvested.

         Except as otherwise provided in the immediately preceding paragraph, each Security Certificate that evidences, in part, Coupon Treasury Securities delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security Certificate shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by the Coupon Treasury Securities forming a part of the Securities represented by such other Security Certificate.

         In the case of any Coupon Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or with respect to which a Collateral Substitution is effected on any Collateral Substitution Date, in either case after any Record Date and on or prior to the next succeeding Payment Date, the Agent shall remit to the Person in whose name the Security Certificate representing such Coupon Security is registered on the Record Date with respect thereto interest on the Treasury Notes corresponding to the Treasury Securities underlying such Security otherwise payable on such Payment Date notwithstanding the release of the Treasury Securities pursuant to such Early

Settlement or Collateral Substitution. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Coupon Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date or Collateral Substitution is effected on a Collateral Substitution Date, interest on the related Treasury Notes that would otherwise be payable after the Early Settlement Date or the Collateral Substitution Date, as the case may be, shall not be payable hereunder to the Holder of such Security.

         SECTION 4.02. Transfer of Treasury Securities Upon Occurrence of Termination Event. Upon the occurrence of a Termination Event and the transfer to the Agent of the Treasury Securities forming a part of the Securities pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Treasury Securities from each Holder by written request mailed to such Holder at such Holder's address as it appears in the Security Register, in respect of the Treasury Securities forming a part of the Securities represented by the Security Certificate held by such Holder. Upon surrender to the Agent of a Security Certificate with such transfer instructions in proper form for transfer of the Treasury Securities by Federal Reserve Bank-Wire or other appropriate procedure, the Agent shall transfer the Treasury Securities evidenced by such Security Certificate to such Holder in accordance with such instructions. If a Security Certificate is not duly surrendered to the Agent with appropriate transfer instructions, the Agent shall hold the Treasury Securities evidenced by such Security Certificate as custodian for the Holder of such Security Certificate.

         Treasury Securities shall be transferred only in denominations of $1,000 and integral multiples thereof. As promptly as practicable following the occurrence of a Termination Event, the Agent shall determine (i) the excess of
(A) the aggregate principal amount of Coupon Treasury Securities underlying the Outstanding Securities that are Coupon Securities over (B) the aggregate principal amount of Coupon Treasury Securities in denominations of $1,000 and integral multiples thereof transferrable to Holders of record on the date of such Termination Event (such excess being herein referred to as the "EXCESS COUPON TREASURY SECURITIES") and (ii) the excess of (A) the aggregate principal amount of Zero-Coupon Treasury Securities underlying the Outstanding Securities that are Zero-Coupon Securities over (B) the aggregate principal amount of Zero-Coupon Treasury Securities in denominations of $1,000 and integral multiples thereof transferrable to Holders of record on the date of such Termination Event (such excess being herein referred to as the "EXCESS ZERO-COUPON TREASURY SECURITIES"). As soon as practicable after transfer to the Agent of the Treasury Securities underlying the Outstanding Securities as provided in the Pledge Agreement, the Agent shall sell the Excess Coupon Treasury Securities and the Excess Zero-Coupon Treasury Securities to or through one or more U.S. Government securities dealers at then prevailing prices. The Agent shall deduct from the proceeds of such sales all commissions and other out-of-pocket transaction costs incurred in connection with such sales and, until the net proceeds of such sale or sales have been distributed to Holders, the Agent shall hold such proceeds as custodian for the Holders. Such proceeds shall be held by the Agent uninvested without liability to any Person for interest or other compensation thereon. Each Holder of Coupon Securities shall be entitled to receive a portion, if any, of the net proceeds of such sales of Excess Coupon Treasury Securities in lieu of Treasury Securities with a principal amount of less than $1,000 determined by multiplying the aggregate amount of such net proceeds by a fraction, the numerator of which is the fraction of $1,000 in principal amount of Treasury Securities to which such Holder would otherwise be entitled (after taking into account all Securities then held by such Holder) and the denominator of which is the aggregate principal amount of Excess Coupon Treasury Securities. Each Holder of Zero-Coupon Securities shall be entitled to receive a portion, if any, of the net proceeds of such sales of Excess Zero-Coupon Treasury Securities in lieu of Treasury Securities with a principal amount of less than $1,000 determined by multiplying the aggregate amount of such net proceeds by a fraction, the numerator of which is the fraction of $1,000 in principal amount of Treasury Securities to which such Holder would otherwise be entitled (after taking into account all Securities then held by such Holder) and the denominator of which is the aggregate principal amount of Excess Zero-Coupon Treasury Securities.

         SECTION 4.03. Substitution of Collateral. (a) Subject to and upon compliance with the provisions of this Section 4.03, at any time prior to November 15, 2001, the Holder of any Coupon Securities may, in integral multiples of 1,000 Securities, substitute Zero-Coupon Treasury Securities for the Coupon Treasury Securities forming a part thereof, thereby forming Zero-Coupon Securities ("COLLATERAL SUBSTITUTION") as provided herein. In order to exercise the right to effect Collateral Substitution with respect to any Coupon Securities, the Holder of the Security Certificate evidencing such Securities shall (i) deposit with the Collateral Agent Zero-Coupon Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Securities, in the manner provided in the Pledge Agreement, and
(ii) shall deliver such Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Substitute Collateral on the reverse thereof duly completed. If the foregoing requirements are first satisfied with respect to any Securities at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "COLLATERAL SUBSTITUTION DATE" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m, New York City time, on a Business Day or on a day that is not a Business Day, the "COLLATERAL SUBSTITUTION DATE" with respect to such Securities shall be the next succeeding Business Day.

          (b) Upon a Collateral Substitution, the Company shall execute, and the Agent shall authenticate, execute on behalf of the Holder and deliver to the Holder a Security Certificate evidencing a number of Zero-Coupon Securities equal to the number of Coupon Securities evidenced by the Security Certificate surrendered.

          (c) The Company shall cause the Coupon Treasury Securities deliverable upon Collateral Substitution to be released from the Pledge by the Collateral Agent and credited to a securities account of the Agent for delivery or credit to the Holder or its designee no later than 5:00 p.m. New York City time on the third Business Day after the applicable Collateral Substitution Date.

          (d) Upon Collateral Substitution, and subject to receipt thereof from the Collateral Agent, the Agent shall, in accordance with the instructions provided by the Holder on the applicable form of Election to Substitute Collateral on the reverse of the Security Certificate evidencing the relevant Securities, credit the Treasury Securities forming a part of such Securities to the securities account so designated by such Holder.

          (e) In the event that Collateral Substitution is effected with respect to less than all the Securities evidenced by a Security Certificate, upon such Collateral Substitution, the Company shall execute, and the Agent shall authenticate, execute on behalf of the Holder and deliver to the Holder, at the expense of the Company, a Security Certificate evidencing the Securities as to which Collateral Substitution was not effected.



                                    ARTICLE 5
                             THE PURCHASE CONTRACTS

         SECTION 5.01. Purchase of Shares of Common Stock. Each Purchase Contract shall obligate the Holder of the related Security to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless, on or prior to the Final Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "SETTLEMENT RATE" is equal to (a) if the Applicable Market Value (as defined below) is greater than $51.60 (the "THRESHOLD APPRECIATION PRICE"), .8333 of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value (rounded upward or downward to the nearest 1/10,000th of a share) and (c) if the Applicable Market Value is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 5.06. As provided in Section 5.10, no fractional shares of Common Stock shall be issued upon settlement of Purchase Contracts.

         Subject to Section 5.06(b), the "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the second Trading Day immediately preceding the Final Settlement Date. The "CLOSING PRICE" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed or, if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market or, if such price of the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "TRADING DAY" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         Each Holder of a Security, by such Holder's acceptance thereof, authorizes the Agent to enter into and perform the related Purchase Contracts on such Holder's behalf as such Holder's attorney-in-fact, agrees to be bound by the terms and provisions thereof, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions hereof, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as such Holder's attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Treasury Securities underlying such Security Certificate pursuant to the Pledge Agreement; provided that upon a Termination Event the rights of the Holder of such Security under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of a Security, by such Holder's acceptance thereof, further covenants and agrees that, to the extent and in the manner provided in Section 5.04 and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal of the Treasury Securities on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Upon registration of transfer of a Security Certificate evidencing Purchase Contracts, the transferee shall be bound (without the necessity of any other action on the part of such transferee) under the terms of this Agreement, the Purchase Contracts evidenced thereby and the Pledge Agreement, and the transferor shall be released from the obligations under the Purchase Contracts evidenced by the Security Certificates so transferred. The Company covenants and agrees, and each Holder of a Security Certificate, by such Holder's acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         SECTION 5.02. Contract Fees. Subject to Section 5.03, the Company shall pay by 10:00 A.M. New York City time to the Agent, on each Payment Date, the Contract Fees payable in respect of each Purchase Contract for the benefit of the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) evidencing the Security of which such Purchase Contract is a part is registered at the close of business on the Record Date next preceding such Payment Date. The Contract Fees shall be payable at the office or agency of the Agent in The City of New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register. Notwithstanding any provisions of this Agreement and the Securities to the contrary, if the Company and a Holder of at least $1,000,000 Stated Amount of Securities so agree, payments of Contract Fees and Deferred Contract Fees, if any, payable in respect of each Purchase Contract, and interest on the Treasury Notes (in the case of Coupon Securities), in each case underlying such Securities shall be made by the Agent, upon receipt from the Company and the Collateral Agent (in the case of Coupon Securities) of immediately available funds by 1:00 P.M. New York City time (or such other time as may be agreed to between the Company and the Agent), directly to the Holder of such Security (by Federal funds wire transfer or otherwise within the United States) if the Holder has delivered written instructions to the Agent at least 15 days prior to such Payment Date requesting that such payment shall be so made and designating the bank account in the United States to which such payment shall be so made. The Agent shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 5.02 unless a new instruction is delivered at least 15 days prior to a Payment Date.

         Each Security Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security Certificate shall carry the rights to Contract Fees and Deferred Contract Fees, if any, accrued and unpaid, and to accrue, which were carried by the Purchase Contracts that were a part of the Securities evidenced by such other Security Certificate.

         In the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date after any Record Date and on or prior to the next succeeding Payment Date, Contract Fees and Deferred Contract Fees, if any, otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, and such Contract Fees and Deferred Contract Fees, if any, shall be paid to the Person in whose name the Security Certificate evidencing such Security (or one or more Predecessor Security Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, Contract Fees and Deferred Contract Fees, if any, that would otherwise be payable after the Early Settlement Date with respect to the Purchase Contract underlying such Security shall not be payable.

         The Company's obligations with respect to Contract Fees and Deferred Contract Fees, if any, are subordinate and junior in right of payment to all other liabilities of the Company (other than liabilities that expressly provide that they are pari passu with the Company's obligations with respect to Contract Fees and Deferred Contract Fees, if any) and pari passu with the most senior preferred stock directly issued from time to time, if any, by the Company.

         SECTION 5.03. Deferral of Payment Dates for Contract Fees. The Company shall have the right, at any time prior to the Final Settlement Date, to defer the payment of any or all of the Contract Fees otherwise payable on any Payment Date (on a pro rata basis among all Outstanding Securities), but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred and the period of deferment) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Fees to the NYSE or other applicable self-regulatory organization or to Holders, but in any event not less than two Business Days prior to such Record Date. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of 8.25% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Fees, together with the additional Contract Fees accrued thereon, are referred to herein as the "DEFERRED CONTRACT FEES"). The Company may pay the Deferred Contract Fees in whole or in part on any Payment Date (on a pro rata basis among all Outstanding Securities). No Contract Fees or Deferred Contract Fees may be deferred to a date that is after the Final Settlement Date.

         In the event that the Company elects to defer the payment of Contract Fees on the Purchase Contracts until the Final Settlement Date, each Holder shall receive on the Final Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Fees payable to a Holder divided by (y) the Applicable Market Value.

         No fractional shares of Common Stock shall be issued by the Company with respect to the payment of Deferred Contract Fees on the Final Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Fees, the Holder shall be entitled to receive an amount in cash as provided in Section 5.10.

         In the event the Company exercises its option to defer the payment of Contract Fees, then, until the Deferred Contract Fees have been paid in full, the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of Common Stock in connection with the satisfaction by the Company or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company's capital stock or the security being converted or exchanged for the Company's capital stock, (iv) dividends or distributions in the form of shares of, or options, warrants or rights to subscribe for or purchase, shares of capital stock of the Company or (v) any declaration of a dividend in connection with the implementation of extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future, or the redemption or repurchase of any such rights pursuant thereto)), (b) shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to such Contract Fees and (c) shall not make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the

Company if such guarantee ranks pari passu with or junior in right of payment to the Contract Fees.

         SECTION 5.04. Payment of Purchase Price. Unless a Holder settles the underlying Purchase Contract either through the early delivery of cash to the Agent in the manner described in Section 5.09 or otherwise, the purchase price for the shares of Common Stock purchased pursuant to a Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date from the Collateral Agent pursuant to the Pledge Agreement in respect of the principal of the Treasury Securities pledged to secure the obligations of the relevant Holder under such Purchase Contract. Such application shall satisfy in full the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part. The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         SECTION 5.05. Issuance of Shares of Common Stock. Unless a Termination Event or an Early Settlement shall have occurred on or prior to the Final Settlement Date, on the Final Settlement Date, upon its receipt of payment in full of the purchase price for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article, and in payment of Deferred Contract Fees, if any, owed by the Company to the Holders and subject to Section 5.06(b), the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing the shares of Common Stock to which the Holders are entitled hereunder, registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "FINAL SETTLEMENT FUND"). Subject to the foregoing, upon surrender of a Security Certificate to the Agent on or after the Final Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Security Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock that such Holder is entitled to receive pursuant to the provisions of this
Article 5 (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section 5.10 and any dividends or distributions with respect to such shares constituting part of the Final Settlement Fund, but without any interest thereon, and the Security Certificate so surrendered shall forthwith be canceled. Each certificate evidencing such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions on the Security Certificate. If any shares of Common Stock issued in respect of a Purchase Contract and in payment of any Deferred Contract Fees are to be registered to a Person other than the Person in whose name the Security Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Security Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

         SECTION 5.06. Adjustment of Settlement Rate. (a) Adjustments for Dividends, Distributions, Stock Splits, Etc.

                  (i) In case the Company shall pay or make a dividend or other distribution on any class of common stock of the Company in Common Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (ii) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (iii) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                  (iv) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or property (excluding any rights or warrants referred to in Section 5.06(a)(ii), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 5.06(a)(i)), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                  (v) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the Settlement Rate pursuant to this Section 5.06(a)(v) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Prices of the Common Stock during the ten consecutive Trading Days immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Settlement Rate shall be increased so that the same shall equal the rate determined by multiplying the Settlement Rate in effect immediately prior to the close of business on such record date by a fraction of which the numerator shall be the Current Market Price of the Common Stock, and the denominator shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock of the Company is equal to or greater than the Current Market Price of the Common Stock of the Company on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon settlement of the Securities the amount of cash such Holder would have received had such Holder settled each Security on the record date. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 5.06(a)(v) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to this
         Section 5.06(a)(v) (notwithstanding the provisions of Section 5.06(a)(x)). If an adjustment is required to be made as set forth in this Section 5.06(a)(v) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                  (vi) In case of a tender or exchange offer made by a Person other than the Company or any subsidiary of the Company for an amount which increases the offeror's ownership of Common Stock of the Company to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution) at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time, the Board of Directors is recommending acceptance of the offer, the Settlement Rate shall be increased so that the same shall equal the rate determined by multiplying the Settlement Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock of the Company outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the number of shares of Common Stock of the Company outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 5.06(a)(vi) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company.

                  (vii) In the event that the rights (the "RIGHTS") are separated from the Common Stock in accordance with the provisions of the Rights Agreement dated as of August 21, 1995 between the Company and The Bank of New York, as Rights Agent (or any successor rights plan) such that the Holders would thereafter not be entitled to receive any such Rights in respect of the Common Stock issuable pursuant to the Purchase Contracts, the Settlement Rate shall be adjusted as provided in Section 5.06(a)(iv) (subject to readjustment in the event of the expiration, termination or redemption of the Rights).

                  (viii) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.06(b) applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (iv) of this Section), and (B) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the date upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be and "the day upon which such subdivision, split or combination becomes effective" within the meaning of Section 5.06(a)(iii)).

                  (ix) The "CURRENT MARKET PRICE" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "EX DATE", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive such issuance or distribution.

                  (x) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments that by reason of this clause (x) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to Section 5.06(a)(i), (ii),
         (iii), (iv), (v), (vi), (vii), (viii) or (xi), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a), (b) or (c) of the definition of Settlement Rate in Section
         5.01 shall apply on the Final Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to Section 5.06(a)(i), (ii), (iii), (iv), (v),
         (vi), (vii), (viii) or (xi) and the denominator shall be the Settlement Rate immediately before such adjustment.

                  (xi) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as the Board of Directors deems advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

          (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation), (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "REORGANIZATION EVENt"), the Settlement Rate shall be adjusted to provide that each Holder of Securities shall receive on the Final Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property (the "EVENT CONSIDERATION") receivable upon consummation of the Reorganization Event by a holder of a number of shares of Common Stock equal to the Settlement Rate, assuming such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or that merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a Constituent Person, and that such holder failed to exercise such holder's rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Following a Reorganization Event, the Applicable Market Value shall equal the value of the Event Consideration receivable in respect of one share of Common Stock, determined in the following manner: (i) for any Event Consideration consisting of cash, the amount of such cash; (ii) for any Event Consideration consisting of Marketable Common Stock, the average of the Closing Prices per share of such Marketable Common Stock on each of the twenty consecutive Trading Days ending on the second Trading Day immediately preceding the Final Settlement Date; and (iii) for any Event Consideration consisting of securities or other property other than cash or Marketable Common Stock, an amount equal to the fair market value of such Event Consideration on the Final Settlement Date as determined by the Board of Directors. "MARKETABLE COMMON STOCK" means any common equity securities listed on a U.S. national exchange or automated quotation system. In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person that acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holders of each Outstanding Security shall have the rights provided by this Section 5.06. Such supplemental agreement shall provide for adjustments that, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section, and shall provide for such modifications to the definition of "Common Stock" and such other provisions hereof and of the Securities as shall be necessary to carry out the economic intent of this Agreement. The above provisions of this Section shall similarly apply to successive Reorganization Events.

         SECTION 5.07. Notice of Adjustments and Certain Other Events. (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

                  (i) forthwith compute the adjusted Settlement Rate in accordance with Section 5.06 and prepare and transmit to the Agent an Officers' Certificate setting forth the adjusted Settlement Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; and

                  (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Settlement Rate pursuant to Section 5.06 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

          (b) The Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

         SECTION 5.08. Termination Event; Notice. The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fees or any Deferred Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Treasury Securities forming a part of such Securities in accordance with the provisions of Section 4.02 and the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event more than two Business Days thereafter give written notice to the Agent, the Collateral Agent and the Holders.

         SECTION 5.09. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 5.09, at the option of the Holder thereof, any Purchase Contracts in integral multiples of 1,000 Securities may be settled early ("EARLY SETTLEMENT") as provided herein. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Security Certificate evidencing such Purchase Contracts shall deliver such Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment in the form of immediately available funds in an amount (the "EARLY SETTLEMENT AMOUNT") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date immediately preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the sum of (x) the Contract Fees and Deferred Contract Fees, if any, payable on such Payment Date with respect to such Purchase Contracts plus (y) if such Security Certificate evidences Coupon Securities, the interest on the related Treasury Notes payable on such Payment Date. Except as provided in the immediately preceding sentence and subject to the second to the last paragraph of Section 5.02, no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Fees or Deferred Contract Fees, if any, accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "EARLY SETTLEMENT DATE" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m, New York City time, on a Business Day or on a day that is not a Business Day, the "EARLY SETTLEMENT DATE" with respect to such Securities shall be the next succeeding Business Day. Notwithstanding the foregoing, a Holder of Zero-Coupon Securities will not have the right to elect Early Settlement on any Early Settlement Date occurring after November 14, 2001.

          (b) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Company shall issue, and the Holder shall be entitled to receive, a number of shares of Common Stock on account of each Purchase Contract as to which Early Settlement is effected equal to the Early Settlement Rate; provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder of such related Securities shall forfeit the right to receive accrued Contract Fees and any Deferred Contract Fees. The "EARLY SETTLEMENT RATE" shall initially be equal to .8333 and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 5.09, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10.

          (c) The Company shall cause the shares of Common Stock issuable, and Treasury Securities deliverable, upon Early Settlement of Purchase Contracts to be issued and delivered to the Agent, in the case of such shares of Common Stock, and released from the Pledge by the Collateral Agent and credited to a securities account of the Agent, in the case of such Treasury Securities, for delivery or credit to the Holder thereof or its designee, no later than 5:00 p.m. New York City time the third Business Day after the applicable Early Settlement Date.

          (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt thereof from the Company or the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Security Certificate evidencing the related Securities, (i) credit the Treasury Securities forming a part of such Securities to the securities account so designated by such Holder and (ii) deliver a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10.

          (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Security Certificate, upon such Early Settlement the Company shall execute, and the Agent shall authenticate, execute on behalf of the Holder and deliver to the Holder, at the expense of the Company, a Security Certificate evidencing the Securities as to which Early Settlement was not effected.

         SECTION 5.10. No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Final Settlement Date or upon Early Settlement of any Purchase Contracts or with respect to the payment of Deferred Contract Fees, if any, on the Final Settlement Date. If Security Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock that shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Security Certificates so surrendered. Instead of any fractional shares of Common Stock that would otherwise be deliverable upon settlement of any Purchase Contracts on the Final Settlement Date or upon Early Settlement or with respect to the payment of any Deferred Contract Fees, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Closing Price per share on the second Trading Day immediately preceding the Final Settlement Date or the related Early Settlement Date, respectively. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 5.10 in a timely manner.

         SECTION 5.11. Charges and Taxes. The Company shall pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts and in payment of any Deferred Contract Fees; provided, however, that the Company shall not be required to pay any such tax or taxes that may be payable in respect of any exchange of or substitution for a Security Certificate evidencing a Purchase Contract or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Security Certificate surrendered in respect of the Purchase Contracts evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Security Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.



                                    ARTICLE 6
                                    REMEDIES

         SECTION 6.01. Unconditional Right of Holders to Receive Contract Fees and Purchase Common Stock. The Holder of any Security shall have the right, which is absolute and unconditional (subject to the right of the Company to defer payment thereof pursuant to Section 5.03 and subject to the forfeiture of accrued Contract Fees and any Deferred Contract Fees upon Early Settlement pursuant to Section 5.09(b) and upon a Termination Event pursuant to Section 5.08), to receive payment of each installment of the Contract Fees with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security and to purchase Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

         SECTION 6.02. Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

         SECTION 6.03. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement of mutilated, destroyed, lost or stolen Security Certificates in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.04. Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

         SECTION 6.05. Undertaking for Costs. All parties to this Agreement agree, and each Holder of any Security by such Holder's acceptance of the Security Certificate evidencing such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the interest on any Treasury Note or the Contract Fees or Deferred Contract Fees, if any, on any Purchase Contract on or after the respective Payment Date therefor constituting a part of the Securities held by such Holder, or for enforcement of the right to purchase Common Stock under the Purchase Contracts constituting a part of the Securities held by such Holder.

         SECTION 6.06. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but shall suffer and permit the execution of every such power as though no such law had been enacted.



                                    ARTICLE 7
                                    THE AGENT

         SECTION 7.01.  Certain Duties and Responsibilities.

          (a) (i) the Agent undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

         (ii) in the absence of bad faith or negligence on its part, the Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions that by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement; and

        (iii) in case of a Termination Event, the Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                  (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (ii) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

                  (iii) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity is not provided to it.

          (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

         SECTION 7.02. Notice of Default. Within 30 days after the occurrence of any default by the Company in the performance of any of its obligations hereunder, of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

         SECTION 7.03.  Certain Rights of Agent.  Subject to the provisions of
Section 7.01:

          (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Securities and the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and promises of the Company, personally or by agent or attorney; and

          (f) the Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

         SECTION 7.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Security Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

         SECTION 7.05. May Hold Securities. Any Security Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Agent.

         SECTION 7.06. Money Held in Custody. Money held by the Agent in custody hereunder need not be segregated from the other funds except to the extent required by law. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except pursuant to the provisions of Section 4.01 or as otherwise agreed in writing with the Company.

         SECTION 7.07.  Compensation and Reimbursement.  The Company agrees:

                  (a) to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder as the Company and the Agent shall, from time to time, agree in writing;

                  (b) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Agent and any predecessor Agent for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         SECTION 7.08. Corporate Agent Required; Eligibility. There shall at all times be an Agent hereunder, which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority, if there be such a corporation qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

          (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

          (c) The Agent may be removed at any time by Act of the Holders of a majority in Stated Amount of the Outstanding Securities delivered to the Agent and the Company.

          (d)   If at any time

                  (i) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a Holder of a Security for at least six months, or

                  (ii) the Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (iii) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

          (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

          (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

         SECTION 7.10. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

          (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in Section 7.10(a).

          (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

         SECTION 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Security Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Security Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Securities.

         SECTION 7.12. Preservation of Information; Communications to Holders.
(a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Security Registrar.

          (b) If one or more Holders (herein referred to as "APPLICANTS") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication that such applicants propose to transmit, then the Agent shall, within five Business Days after the receipt of such application, afford such applicants access to the information preserved at the time by the Agent in accordance with Section 7.12(a).

          (c) Every Holder, by receiving and holding the Security Certificates evidencing the Securities, agrees with the Company and the Agent that none of the Company, the Agent nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.12(b), regardless of the source from which such information was derived.

         SECTION 7.13. No Obligations of Agent. Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Security Certificate, by such Holder's acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Security Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article 5 hereof.

         SECTION 7.14. Tax Compliance. (a) The Agent, on its own behalf and on behalf of the Company, shall comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or
(ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

          (b) The Agent shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.01(a)(ii) hereof.

          (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or to its authorized representative within a reasonable period of time after receipt of such request.



                                    ARTICLE 8
                             SUPPLEMENTAL AGREEMENTS

         SECTION 8.01. Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Security Certificates; or

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (c) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

          (d) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.06(b); or

          (e) to make any of the following changes with respect to the Treasury Securities underlying a Security: (i) from a Treasury Note or a Treasury Strip, as the case may be, to a security entitlement in respect thereof, (ii) from a security entitlement in respect of a Treasury Note or a Treasury Strip, as the case may be, to a Treasury Note or a Treasury Strip, as the case may be, or
(iii) from a security entitlement in respect of one securities account to a security entitlement in respect of another securities account, whether or not with the same securities intermediary; or

          (f) to cure any ambiguity, to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided in each case that such action shall not adversely affect the interests of the Holders.

         SECTION 8.02. Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than 66 2/3% in Stated Amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Securities, or the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (a) change any Payment Date;

          (b) change the amount or type (other than a change of the type described in Section 8.01(e)) of Treasury Securities underlying a Security, impair the right of the Holder of any Security to receive interest payments on the Coupon Treasury Securities underlying Coupon Securities or otherwise adversely affect the Holder's rights in or to any such Treasury Securities;

          (c) change the place or currency of payment or reduce any Contract Fees or any Deferred Contract Fees;

          (d) impair the right to institute suit for the enforcement of any Purchase Contract;

          (e) reduce the number of shares of Common Stock purchasable under any Purchase Contract, increase the price to purchase Common Stock upon settlement of any Purchase Contract, change the Final Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

          (f) reduce the percentage of the Outstanding Securities the consent of whose Holders is required for any modification or amendment of the provisions of the Purchase Contracts or this Agreement.

         Notwithstanding the foregoing, if any agreement supplemental hereto would modify only the terms of the Coupon Securities or the Zero-Coupon Securities, or would modify the rights of Holders of only Coupon Securities or Zero-Coupon Securities, then only Holders of Coupon Securities or Zero-Coupon Securities, as the case may be, shall be entitled to consent or withhold consent with respect thereto, and, with the consent of the Holders of not less than 66 2/3% in Stated Amount of the Outstanding Securities that are Coupon Securities or Zero-Coupon Securities, as the case may be, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter to such agreement supplemental hereto.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 8.03. Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement that affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 8.04. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Security Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

         SECTION 8.05. Reference to Supplemental Agreements. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Security Certificates.



                                    ARTICLE 9
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 9.01. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Company covenants that it shall not merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless (a) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement and the Pledge Agreement by one or more supplemental agreements in form satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation, and (b) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default in the performance of any covenant or condition hereunder, under any of the Securities or under the Pledge Agreement.

         SECTION 9.02. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by the successor corporation in accordance with
Section 9.01 such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company; provided that no consolidation or merger with or into, and no such sale, assignment, transfer, lease or conveyance to, one or more subsidiaries of the Company shall relieve the Company from any of its obligations under this Agreement or the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of K N Energy,

Inc., any or all of the Security Certificates evidencing Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Security Certificates that previously shall have been signed and delivered by the officers of the Company to the Agent for authentication and execution, and any Security Certificates evidencing Securities that such successor corporation thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Security Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Security Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Security Certificates had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in Security Certificates evidencing Securities thereafter to be issued as may be appropriate.

         SECTION 9.03. Opinion of Counsel to Agent. The Agent, subject to Sections 7.01 and 7.03, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.



                                   ARTICLE 10
                                    COVENANTS

         SECTION 10.01. Performance under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time that it shall duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

         SECTION 10.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Security Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement or Early Settlement and for transfer of Treasury Securities upon occurrence of a Termination Event, where Security Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company shall give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where Security Certificates may be presented or surrendered for any or all purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

         SECTION 10.03. Company to Reserve Common Stock. The Company shall at all times prior to the Final Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable (x) against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Security Certificates and (y) in payment of Deferred Contract Fees, if any, owed by the Company to the Holders.

         SECTION 10.04. Covenant as to Common Stock. The Company covenants that all Common Stock that may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities and in payment of any Deferred Contract Fees shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 10.05. Statement of Officers of the Company as to Default. The Company shall deliver to the Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        K N ENERGY, INC.


                                 By:    _______________________________________
                                        Name:
                                        Title:


                                        U.S. BANK TRUST NATIONAL
                                        ASSOCIATION, as Agent


                                 By:    _______________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A

THIS SECURITY CERTIFICATE IS A GLOBAL SECURITY CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                K N ENERGY, INC.

                8.25% PREMIUM EQUITY PARTICIPATING SECURITY UNITS

                        (STATED AMOUNT $43 PER SECURITY)

No.                                                          CUSIP No. 482620507

                             _____ Coupon Securities


         This Security Certificate certifies that Cede & Co. is the registered Holder of the number of Securities set forth above. Each Security represents (i) ownership by the Holder of 5.875% United States Treasury Notes due November 30, 2001 (CUSIP No. 9128272C5) that are held through the Treasury/Reserve

Automated Debt Entry System ("TREASURY NOTES"), or security entitlements in respect thereof (together with Treasury Notes, "TREASURY SECURITIES"), with a principal amount equal to the Stated Amount, subject to the Pledge of such Treasury Securities by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with K N Energy, Inc., a Kansas corporation (the "COMPANY"). The Treasury Securities represented by this Security Certificate were acquired by the Underwriters at the direction of the Company for the benefit of the Holder hereof and are being conveyed to the Holder of this Security Certificate (or such Holder's predecessor-in-interest) and pledged pursuant to the Pledge Agreement simultaneously therewith.

         Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Security evidenced hereby are pledged to the Collateral Agent to secure the obligation of the Holder under the Purchase Contract comprising a portion of such Security.

         The Pledge Agreement provides that all payments of principal of, or interest on, any Treasury Notes corresponding to Treasury Securities comprising a portion of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 12:00 noon, New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 11:30 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:00 a.m., New York City time, on the next succeeding Business Day) (i) in the case of (A) interest payments and (B) any principal payments with respect to any Treasury Notes corresponding to Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by it for such purpose and (ii) in the case of principal payments on any Treasury Notes corresponding to Pledged Treasury Securities (as defined in the Pledge Agreement), at the direction of the Agent on behalf of the Holders, to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Securities. Interest on any Treasury Note corresponding to any Treasury Security forming part of a Security evidenced hereby that is paid on any May 31 or November 30, commencing May 31, 1999 (a "PAYMENT DATE"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date next preceding such Payment Date; provided, that on the first Payment Date, the Agent shall remit to the Persons in whose names such Security Certificates are registered on the Record Date with respect thereto, in addition to interest on the Treasury Notes paid on such Payment Date, interest payable with respect to the Treasury Notes for the period from the date of initial issuance of the Securities until November 29, 1998. Interest payable with respect to the Treasury Notes that accrued prior to the date of initial issuance of the Securities, and that is payable on the first interest payment date with respect to the Treasury Notes following the date of initial issuance of the Securities shall be remitted by the Agent to Morgan Stanley & Co. Incorporated for the account of the Underwriters by 2:00 p.m. New York City time on the date of receipt by the Agent.

         The Holder of this Security Certificate shall have the right to substitute Zero-Coupon Treasury Securities for the Treasury Securities forming a part of the Securities evidenced hereby, thereby forming Zero-Coupon Securities, in the manner set forth in the Purchase Contract Agreement and the Pledge Agreement.

         Each Purchase Contract evidenced hereby obligates the Holder of this Security Certificate to purchase, and the Company to sell, on November 30, 2001 (the "FINAL SETTLEMENT DATE"), at a price equal to the Stated Amount, a number of shares of common stock, par value $5.00 per share ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Final Settlement Date there shall have occurred a Termination Event or Early Settlement with respect to the Security of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement referred to on the reverse hereof and more fully described on the reverse hereof. The purchase price for the Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Final Settlement Date by application of payment received in respect of the principal of the Treasury Securities pledged to secure the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part.

         The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Security evidenced hereby, an amount (the "CONTRACT FEES") equal to 2.375% per annum of the Stated Amount, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Fee shall be payable to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date immediately preceding such Payment Date.

         Interest on the Treasury Notes and the Contract Fees shall be payable at the office or agency of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on Security Register.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Security Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                       K N ENERGY, INC.


                                       By:   _________________________
                                             Name:
                                             Title:

Attested by:



_________________________              HOLDER  SPECIFIED  ABOVE (as to
                                       obligations of such Holder under the
                                       Purchase Contracts evidenced hereby)

                                       By:   U.S. BANK TRUST NATIONAL
                                             ASSOCIATION, not individually
                                             but solely as Attorney-in-Fact of
                                             such Holder


                                       By: _________________________
                                             Authorized Signatory



Dated:

                     (Form of Certificate of Authentication)

      This is one of the Security Certificates referred to in the within mentioned Purchase Contract Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION,
   as Agent


By:    ___________________________
      Authorized Signatory

                    [FORM OF REVERSE OF SECURITY CERTIFICATE]

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of November 25, 1998 (the "PURCHASE CONTRACT AGREEMENT"), between the Company and U.S. Bank Trust National Association, as Purchase Contract Agent (herein called the "AGENT"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Security Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby shall obligate the Holder of this Security Certificate to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Final Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "SETTLEMENT RATE" is equal to (a) if the Applicable Market Value (as defined below) is greater than $51.60 (the "THRESHOLD APPRECIATION PRICE"),
 .8333 of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value (rounded upward or downward to the nearest 1/10,000th of a share) and (c) if the Applicable Market Value is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock shall be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         The "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the second Trading Day immediately preceding the Final Settlement Date. The "CLOSING PRICE" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange, Inc. (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed or, if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market or, if such price of the Common Stock is not so reported, the last quoted bid price for the Common

Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "TRADING DAY" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date from the Collateral Agent at the direction of the Agent on behalf of the Holders pursuant to the Pledge Agreement in respect of the principal of the Treasury Securities pledged to secure the obligations of the relevant Holder under such Purchase Contract.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner set forth herein and in the Purchase Contract Agreement.

         Subject to the next succeeding paragraph and the provisions of the Purchase Contract Agreement, the Company shall pay, on each Payment Date, the Contract Fee payable in respect of each Purchase Contract to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) evidencing the Security of which such Purchase Contract is a part and is registered at the close of business on the Record Date immediately preceding such Payment Date.

         The Company shall have the right, at any time prior to the Final Settlement Date, to defer the payment of any or all of the Contract Fees otherwise payable on any Payment Date (on a pro rata basis among all Outstanding Securities), but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred and the period of deferment) as provided in the Purchase Contract Agreement. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of 8.25% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Fees, together with the additional Contract Fees accrued thereon, are referred to herein as the "DEFERRED CONTRACT FEES"). Deferred Contract Fees shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Fees may be deferred to a date that is after the Final Settlement Date.

         In the event that the Company elects to defer the payment of Contract Fees on Purchase Contracts until the Final Settlement Date, the Holder of this Security Certificate shall receive on the Final Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to a number of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Fees payable to the Holder of this Security Certificate divided by (y) the Applicable Market Value. No fractional shares of Common Stock shall be issued with respect to the payment of Deferred Contract Fees on the Final Settlement Date, as provided in the Purchase Contract Agreement.

         In the event the Company exercises its option to defer the payment of Contract Fees, then, until the Deferred Contract Fees have been paid in full, the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of Common Stock in connection with the satisfaction by the Company or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company's capital stock or the security being converted or exchanged for the Company's capital stock), (iv) dividends or distributions in the form of shares of, or options, warrants or rights to subscribe for or purchase, shares of capital stock of the Company or (v) any declaration of a dividend in connection with the implementation of extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future, or the redemption or repurchase of any such rights pursuant thereto)), (b) shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to such Contract Fees and (c) shall not make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Contract Fees.

         The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fee or any Deferred Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event more than two Business Days thereafter give written notice to the Agent, the Collateral Agent and the Holders. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. The Securities shall thereafter represent the right to receive the Treasury Securities forming a part of such Securities in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, any Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $43,000 or an integral multiple thereof may be settled early ("EARLY SETTLEMENT") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Security Certificate, the Holder of this Security Certificate shall deliver this Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds in an amount (the "EARLY SETTLEMENT AMOUNT") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date immediately preceding any Payment Date to the opening of business of such Payment Date, an amount equal to the sum of (x) the Contract Fees and Deferred Contract Fees, if any, payable on such Payment Date with respect to such Purchase Contracts plus (y) the interest with respect to the related Treasury Notes payable on such Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Security as to which Early Settlement is effected equal to the Early Settlement Rate; provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder thereof shall forfeit the right to receive accrued Contract Fees and any Deferred Contract Fees on such Purchase Contracts. The "EARLY SETTLEMENT RATE" shall initially be equal to .8333 and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

         The Security Certificates are issuable only in registered form and only in denominations of a single Security and any integral multiple thereof. The transfer of any Security Certificates shall be registered and Security Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. For so long as the Purchase Contract underlying a Security remains in effect, such Security shall not be separable into its constituent parts (provided that the Holder shall have the right to effect a Collateral Substitution), and the rights and obligations of the Holder of such Security in respect of the Treasury Securities and Purchase Contract constituting such Security may be transferred and exchanged only as a Security.

         Upon registration of transfer of this Security Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement, and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Security Certificate. The Company covenants and agrees, and the Holder, by such Holder's acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Security Certificate, by such Holder's acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Securities evidenced hereby on such Holder's behalf as such Holder's attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or such Holder's trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under the Purchase Contracts forming a part of the Securities evidenced hereby, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as such Holder's attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Security Certificate pursuant to the Pledge Agreement. The Holder, by such Holder's acceptance hereof, further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge

Agreement, but subject to the terms thereof, payments in respect of principal of the Treasury Securities on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of at least 66 2/3% in Stated Amount of the Outstanding Securities.

         All terms used herein that are defined in the Purchase Contract Agreement have the meanings set forth therein.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         The Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name this Security Certificate is registered as the owner of the Securities evidenced hereby for the purpose of receiving payments of interest on the Treasury Notes, receiving payments of Contract Fees and any Deferred Contract Fees, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not the payment of interest on the Treasury Notes or any Contract Fee payable in respect of the Purchase Contracts constituting a part of the Securities evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Final Settlement Date of the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to, the undersigned at the address indicated below, unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned shall pay any transfer tax payable incident thereto.


Dated:

_________________________                         _________________________
                                                  Signature
If shares are to be registered in the
name of and delivered to a Person
other than the Holder, please print               REGISTERED HOLDER
such Person's name and address:
                                                  Please print name and address
                                                  of Registered Holder:

_________________________                         _________________________
Name                                              Name


_________________________                         _________________________
Address                                           Address


_________________________
Social Security or other Taxpayer
Identification Number, if any      _________________________

                            ELECTION TO SETTLE EARLY

         The undersigned Holder of this Security Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate specified below. The option to effect Early Settlement may be exercised only with respect to integral multiples of 1,000 Securities. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Security Certificate representing any Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to, the undersigned at the address indicated below, unless a different name and address have been indicated below. Treasury Securities deliverable upon such Early Settlement shall be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned shall pay any transfer tax payable incident thereto.


Dated:

_________________________                         _________________________
                                                  Signature

         Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:






If shares or Security Certificates are to         REGISTERED HOLDER
be registered in the name of and
delivered to and Treasury Securities
are to be transferred to a Person other
than the Holder, please print such
Person's name and address:
                                                  Please print name and address
                                                  of Registered Holder:

Name                                              Name

_________________________                         _________________________

Address                                           Address

_________________________                         _________________________

Social Security or other Taxpayer
Identification Number, if any      _________________________

         Transfer Instructions for Treasury Securities transferable upon Early
Settlement:

                        ELECTION TO SUBSTITUTE COLLATERAL

         The undersigned Holder of this Security Certificate hereby irrevocably exercises the option to effect Collateral Substitution in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement with respect to the number of Securities evidenced by this Security Certificate specified below. The option to effect Collateral Substitution may be exercised only with respect to integral multiples of 1,000 Securities. The undersigned Holder hereby represents and warrants to the Company and the Agent that the undersigned Holder has deposited with the Collateral Agent Zero-Coupon Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of the Securities evidenced hereby with respect to which Collateral Settlement is being elected, in the manner provided in the Pledge Agreement. The undersigned Holder directs that a Security Certificate for Zero-Coupon Securities deliverable upon such Collateral Substitution be registered in the name of, and delivered, together with any Security Certificate representing any Securities evidenced hereby as to which Collateral Substitution is not effected, to, the undersigned at the address indicated below, unless a different name and address have been indicated below. Coupon Treasury Securities deliverable upon such Collateral substitution shall be transferred in accordance with the transfer instructions set forth below. If Zero-Coupon Securities are to be registered in the name of a Person other than the undersigned, the undersigned shall pay any transfer tax payable incident thereto.


Dated:

_________________________                          _________________________
                                                   Signature

         Number of Securities evidenced hereby as to which Collateral Substitution is being elected:






If Security Certificates are to be                REGISTERED HOLDER
registered in the name of and
delivered to and Treasury Securities
are to be transferred to a Person
other than the Holder, please print
such Person's name and address:
                                                  Please print name and address
                                                  of Registered Holder:

Name                                              Name

_________________________                         _________________________

Address                                           Address

_________________________                         _________________________



Social Security or other Taxpayer
Identification Number, if any     _________________________

         Transfer Instructions for Treasury Securities transferable upon Collateral Substitution:

                                                                       EXHIBIT B

         THIS SECURITY CERTIFICATE IS A GLOBAL SECURITY CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                                K N ENERGY, INC.



                8.25% PREMIUM EQUITY PARTICIPATING SECURITY UNITS



                        (STATED AMOUNT $43 PER SECURITY)



No.                                                          CUSIP No. 482620606

                          _____ Zero-Coupon Securities



         This Security Certificate certifies that Cede & Co. is the registered Holder of the number of Securities set forth above. Each Security represents (i) ownership by the Holder of United States Treasury Strips due November 15, 2001 (CUSIP No. 912820BC0) that are held through the Treasury/Reserve Automated Debt Entry System ("TREASURY STRIPS"), or security entitlements in respect thereof (together with Treasury Strips, "TREASURY SECURITIES"), with a principal amount equal to the Stated Amount, subject to the Pledge of such Treasury Securities by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with K N Energy, Inc., a Kansas corporation (the "COMPANY"). The Treasury Securities represented by this Security Certificate were acquired by the Holder hereof (or such Holder's predecessor-in-interest) in the open market and are being conveyed to the Holder of this Security Certificate (or such Holder's predecessor-in-interest) and pledged pursuant to the Pledge Agreement simultaneously therewith.

         Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Security evidenced hereby are pledged to the Collateral Agent to secure the obligation of the Holder under the Purchase Contract comprising a portion of such Security.

         The Pledge Agreement provides that all payments of principal of any Treasury Strips corresponding to Treasury Securities comprising a portion of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 12:00 noon, New York City time, on the Final Settlement Date (i) in the case of any principal payments with respect to any Treasury Strips corresponding to Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by it for such purpose and (ii) in the case of principal payments on any Treasury Strips corresponding to Pledged Treasury Securities (as defined in the Pledge Agreement), at the direction of the Agent on behalf of the Holders, to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Securities.

         Each Purchase Contract evidenced hereby obligates the Holder of this Security Certificate to purchase, and the Company to sell, on November 30, 2001 (the "FINAL SETTLEMENT DATE"), at a price equal to the Stated Amount, a number of shares of common stock, par value $5.00 per share ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Final Settlement Date there shall have occurred a Termination Event or Early Settlement with respect to the Security of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement referred to on the reverse hereof and more fully described on the reverse hereof. The purchase price for the Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Final Settlement Date by application of payment received in respect of the principal of the Treasury Securities pledged to secure the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part.

         The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Security evidenced hereby, an amount (the "CONTRACT FEES") equal to 2.375% per annum of the Stated Amount, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Fee shall be payable to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date immediately preceding such Payment Date.

         The Contract Fees shall be payable at the office or agency of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on Security Register.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Security Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                     K N ENERGY, INC.


                                     By:   _________________________
                                           Name:
                                           Title:

Attested by:


_________________________
                                     HOLDER  SPECIFIED  ABOVE (as to
                                     obligations of such Holder under the
                                     Purchase Contracts evidenced hereby)

                                     By:   U.S. BANK TRUST NATIONAL
                                           ASSOCIATION, not individually
                                           but solely as Attorney-in-Fact of
                                           such Holder


                                     By: _________________________
                                           Authorized Signatory



Dated:

                     (Form of Certificate of Authentication)

      This is one of the Security Certificates referred to in the within mentioned Purchase Contract Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION,
   as Agent


By:    ___________________________
       Authorized Signatory

                    [FORM OF REVERSE OF SECURITY CERTIFICATE]

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of November 25, 1998 (the "PURCHASE CONTRACT AGREEMENT"), between the Company and U.S. Bank Trust National Association, as Purchase Contract Agent (herein called the "AGENT"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Security Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby shall obligate the Holder of this Security Certificate to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Final Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "SETTLEMENT RATE" is equal to (a) if the Applicable Market Value (as defined below) is greater than $51.60 (the "THRESHOLD APPRECIATION PRICE"),
 .8333 of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value (rounded upward or downward to the nearest 1/10,000th of a share) and (c) if the Applicable Market Value is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock shall be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         The "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the second Trading Day immediately preceding the Final Settlement Date. The "CLOSING PRICE" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange, Inc. (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed or, if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market or, if such price of the Common Stock is not so reported, the last quoted bid price for the Common

Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "TRADING DAY" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date from the Collateral Agent at the direction of the Agent on behalf of the Holders pursuant to the Pledge Agreement in respect of the principal of the Treasury Securities pledged to secure the obligations of the relevant Holder under such Purchase Contract.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner set forth herein and in the Purchase Contract Agreement.

         Subject to the next succeeding paragraph and the provisions of the Purchase Contract Agreement, the Company shall pay, on each Payment Date, the Contract Fee payable in respect of each Purchase Contract to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) evidencing the Security of which such Purchase Contract is a part and is registered at the close of business on the Record Date immediately preceding such Payment Date.

         The Company shall have the right, at any time prior to the Final Settlement Date, to defer the payment of any or all of the Contract Fees otherwise payable on any Payment Date (on a pro rata basis among all Outstanding Securities), but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred and the period of deferment) as provided in the Purchase Contract Agreement. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of 8.25% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Fees, together with the additional Contract Fees accrued thereon, are referred to herein as the "DEFERRED CONTRACT FEES"). Deferred Contract Fees shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Fees may be deferred to a date that is after the Final Settlement Date.

         In the event that the Company elects to defer the payment of Contract Fees on Purchase Contracts until the Final Settlement Date, the Holder of this Security Certificate shall receive on the Final Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to a number of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Fees payable to the Holder of this Security Certificate divided by (y) the Applicable Market Value. No fractional shares of Common Stock shall be issued with respect to the payment of Deferred Contract Fees on the Final Settlement Date, as provided in the Purchase Contract Agreement.

         In the event the Company exercises its option to defer the payment of Contract Fees, then, until the Deferred Contract Fees have been paid in full, the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of Common Stock in connection with the satisfaction by the Company or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company's capital stock or the security being converted or exchanged for the Company's capital stock), (iv) dividends or distributions in the form of shares of, or options, warrants or rights to subscribe for or purchase, shares of capital stock of the Company or (v) any declaration of a dividend in connection with the implementation of extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future, or the redemption or repurchase of any such rights pursuant thereto)), (b) shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to such Contract Fees and (c) shall not make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Contract Fees.

         The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fee or any Deferred Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event more than two Business Days thereafter give written notice to the Agent, the Collateral Agent and the Holders. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. The Securities shall thereafter represent the right to receive the Treasury Securities forming a part of such Securities in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, any Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $43,000 or an integral multiple thereof may be settled early ("EARLY SETTLEMENT") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Security Certificate, the Holder of this Security Certificate shall deliver this Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds in an amount (the "EARLY SETTLEMENT AMOUNT") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date immediately preceding any Payment Date to the opening of business of such Payment Date, an amount equal to the Contract Fees and Deferred Contract Fees, if any, payable on such Payment Date with respect to such Purchase Contracts. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Security as to which Early Settlement is effected equal to the Early Settlement Rate; provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder thereof shall forfeit the right to receive accrued Contract Fees and any Deferred Contract Fees on such Purchase Contracts. The "EARLY SETTLEMENT RATE" shall initially be equal to
 .8333 and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

         The Security Certificates are issuable only in registered form and only in denominations of a single Security and any integral multiple thereof. The transfer of any Security Certificates shall be registered and Security Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. For so long as the Purchase Contract underlying a Security remains in effect, such Security shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Security in respect of the Treasury Securities and Purchase Contract constituting such Security may be transferred and exchanged only as a Security.

         Upon registration of transfer of this Security Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement, and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Security Certificate. The Company covenants and agrees, and the Holder, by such Holder's acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Security Certificate, by such Holder's acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Securities evidenced hereby on such Holder's behalf as such Holder's attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or such Holder's trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under the Purchase Contracts forming a part of the Securities evidenced hereby, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as such Holder's attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Security Certificate pursuant to the Pledge Agreement. The Holder, by such Holder's acceptance hereof, further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal of the Treasury Securities on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of at least 66 2/3% in Stated Amount of the Outstanding Securities.

         All terms used herein that are defined in the Purchase Contract Agreement have the meanings set forth therein.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         The Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name this Security Certificate is registered as the owner of the Securities evidenced hereby for the purpose of receiving payments of Contract Fees and any Deferred Contract Fees, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not the payment of any Contract Fee payable in respect of the Purchase Contracts constituting a part of the Securities evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Final Settlement Date of the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to, the undersigned at the address indicated below, unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned shall pay any transfer tax payable incident thereto.


Dated:

_________________________                         _________________________
                                                  Signature
If shares are to be registered in
the name of and delivered to a Person
other than the Holder, please print               REGISTERED HOLDER
 such Person's name and address:
                                                  Please print name and address
                                                  of Registered Holder:

Name                                              Name

_________________________                         _________________________

Address                                           Address

_________________________                         _________________________


Social Security or other Taxpayer
Identification Number, if any     _________________________

                            ELECTION TO SETTLE EARLY

         The undersigned Holder of this Security Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate specified below. The option to effect Early Settlement may be exercised only with respect to integral multiples of 1,000 Securities. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Security Certificate representing any Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to, the undersigned at the address indicated below, unless a different name and address have been indicated below. Treasury Securities deliverable upon such Early Settlement shall be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned shall pay any transfer tax payable incident thereto.


Dated:

_________________________                        _________________________
                                                 Signature

         Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:






If shares or Security Certificates are to         REGISTERED HOLDER
be registered in the name of and
delivered to and Treasury Securities
are to be transferred to a Person other
than the Holder, please print such
Person's name and address:
                                                  Please print name and address
                                                  of Registered Holder:

Name                                              Name

_________________________                         _________________________

Address                                           Address

_________________________                         _________________________

Social Security or other Taxpayer
Identification Number, if any     _________________________

         Transfer Instructions for Treasury Securities transferable upon Early
Settlement: